Exhibit 10.1

AMENDMENT NO. 1 TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 1 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of March 1, 2024, by and between Valuence Merger Corp. I, a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, on March 3, 2022, the Company consummated its initial public offering of units of the Company (the “Units”), each Unit consisting of one of the Company’s Class A ordinary shares, par value $0.0001 per share (“Class A Ordinary Shares”), and one-half of one redeemable warrant to purchase one Class A Ordinary Share of the Company (such initial public offering hereinafter referred to as the “Offering”);

WHEREAS, in connection with the Offering, the Company and the Trustee entered into an Investment Management Trust Agreement, dated as of February 28, 2022 (the “Original Agreement”);

WHEREAS, pursuant to Section 1(c) of the Original Agreement, $226,702,618.90 of the initial gross proceeds of the Offering and sale of private placement warrants (the “Property”) was delivered to the Trustee to be deposited and held in a segregated Trust Account located in the United States and invested in United States government securities having a maturity of 185 days or less or in money market accounts which invest only in direct U.S. government treasury obligations, for the benefit of the Company and the holders of Class A Ordinary Shares included in the Units issued in the Offering pursuant to the Original Agreement; and

WHEREAS, the parties desire to amend the Original Agreement to permit the Trustee to hold the Property uninvested or to deposit the Property into a bank deposit account upon the written instruction of the Company.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

(a) Amendment to Trust Agreement. Section 1(c) of the Original Agreement is hereby amended and restated to read in its entirety as follows:

(c) In a timely manner, upon the written instruction of the Company, (i) hold funds uninvested, (ii) hold funds in an interest-bearing or non-interest bearing bank demand deposit account at a U.S. chartered commercial bank with consolidated assets of $100 billion or more selected by the Trustee that is reasonably satisfactory to the Company, or (iii) invest and reinvest the Property in solely United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company; the Trustee may not invest in any other securities or assets other than as instructed by the Company, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while invested or uninvested, the Trustee may earn bank credits or other consideration.

2. Miscellaneous Provisions.

(a) Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

(b) Confidential Information. The provisions set out in Section 6(a) and Section 6(j) of the Original Agreement are incorporated herein mutatis mutandis, as if set out in this Agreement in full.

(c) Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. The provisions set out in Section 6(b) and Section 6(d) of the Original Agreement are incorporated herein mutatis mutandis, as if set out in this Agreement in full.

(d) Notices. The provision set out in Section 6(e) of the Original Agreement are incorporated herein mutatis mutandis, as if set out in this Agreement in full.

(e) Authorization. The provision set out in Section 6(f) of the Original Agreement are incorporated herein mutatis mutandis, as if set out in this Agreement in full.

(f) Mutual Drafting. The provision set out in Section 6(g) of the Original Agreement are incorporated herein mutatis mutandis, as if set out in this Agreement in full.

(g) Counterparts. The provision set out in Section 6(h) of the Original Agreement are incorporated herein mutatis mutandis, as if set out in this Agreement in full.

(h) Third-Party Beneficiary. The provision set out in Section 6(j) of the Original Agreement are incorporated herein mutatis mutandis, as if set out in this Agreement in full.

(i) Assignment. The provision set out in Section 6(k) of the Original Agreement are incorporated herein mutatis mutandis, as if set out in this Agreement in full.

Signatures on following page.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CONTINENTAL STOCK TRANSFER AND TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

VALUENCE MERGER CORP. I

By:	/s/ Sungwoo (Andrew) Hyung
Name:	Sungwoo (Andrew) Hyung
Title:	Chief Financial Officer